SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0846841
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address, including zip code, of principal executive offices)
Mark D. Hartman
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, Colorado 80525
(Name and address of agent for service)
With a copy to:
Carissa C. W. Coze
Hogan & Hartson LLP
1999 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067
970-221-4670
(Telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: Not Applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Deregistration of Securities
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-47114) (the “Registration Statement”), filed on October 2, 2000, is being filed by Advanced Energy Industries, Inc. (the “Company”) to deregister the shares of the Company’s common stock that were registered pursuant to the Registration Statement and remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 8th day of March, 2006.

Advanced Energy Industries, Inc.

By:
/s/ Mark D. Hartman

Mark D. Hartman
Principal Financial and Accounting Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: March 8, 2006
/s/ Hans-Georg Betz

Hans-Georg Betz
President, Chief Executive Officer and Director
(Principal Executive Officer)

Dated: March 8, 2006
/s/ Mark D. Hartman

Mark D. Hartman
Principal Financial and Accounting Officer

Dated: March 8, 2006
/s/ Douglas Schatz

Douglas Schatz
Chairman of the Board

Dated: March 8, 2006
/s/ Richard P. Beck

Richard P. Beck
Director

Dated: March 8, 2006	/s/ Joseph R. Bronson

Joseph R. Bronson
Director

Dated: March 8, 2006
/s/ Trung T. Doan

Trung T. Doan
Director

Dated: March 8, 2006
/s/ Barry Z. Posner

Barry Z. Posner
Director

Dated: March 8, 2006
/s/ Elwood Spedden

Elwood Spedden
Director